UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934



                         Date of Report: April 28, 2005



                             MIDDLESEX WATER COMPANY
                             -----------------------
             (Exact name of registrant as specified in its charter)


          NEW JERSEY                       0-422                22-1114430
          ----------                       -----                ----------
(State or other jurisdiction of         (Commission         (I.R.S. Employer
 incorporation or organization)         File Number)         Identification No.)


            1500 RONSON ROAD, P.O. BOX 1500, ISELIN, NEW JERSEY 08830
            ---------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (732)-634-1500
                                 --------------
              (Registrant's telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 8.01.  Other Events

Announcement that the Delaware Public Service Commission has granted Tidewater Utilities, Inc., the second phase of its rate increase, as set forth in the attached press release.



                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.



                                    MIDDLESEX WATER COMPANY
                                        (Registrant)





                                    s/Kenneth J. Quinn
                                    ------------------
                                    Kenneth J. Quinn
                                    Vice President, General Counsel,
                                    Secretary and Treasurer


Dated: April 28, 2005

For More Information, Call:

CONTACT: Gerard L. Esposito, President, Tidewater Utilities, Inc. (302) 734-7500 or Bernadette Sohler, Director of Communications, Middlesex Water Company
                                                                  (732) 634-1500


                          DELAWARE PSC GRANTS TIDEWATER
                          SECOND PHASE OF RATE INCREASE

     DOVER, DELAWARE - April 28, 2005, - Tidewater Utilities Inc., (Tidewater), a water utility serving 26,000 residential and other customers in New Castle, Kent and Sussex Counties, DE, has received approval from the Delaware Public Service Commission (PSC) for a 4.54% increase over current revenues to cover additional capital costs. This increase represents the second phase of a rate request for which Tidewater was eligible under a PSC Order issued in October 2004. The increase was conditioned on Tidewater successfully completing a number of capital projects totaling approximately $4.3 million by May 2005.

     "This increase completes the rate increase request Tidewater had originally filed in April 2004 and will help to improve water service and reliability to new and existing customers," said Gerard L. Esposito, President of Tidewater Utilities, Inc. Among the improvements, noted Esposito, are numerous main extension projects and the construction of two large elevated water storage tanks in Sussex County, DE.

     Tidewater, as allowed under PSC rules and regulations, had placed interim rates of 15% into effect in June 2004 to cover its additional increases and capital costs, and in October, the PSC granted the Company the increase equal to the interim rates. Tidewater has invested more than $48 million in improvements since 1992, to build new water systems, upgrade treatment facilities and improve its water distribution infrastructure. This increase provides recovery of and a return on, improvements made since the PSC's decision in October 2004.

     Tidewater has 202 wells and operates over 91 water plants, which serve over 250 residential communities throughout Delaware.

                                (MORE-MORE-MORE)

       DELAWARE PSC GRANTS TIDEWATER SECOND PHASE OF RATE INCREASE/Page 2


     Under the new rates, the average household served by Tidewater currently paying $34.20 per month for 5,000 gallons of water, will now be charged approximately $35.75 per month. Water charges for residential customers consist of a $45.33 quarterly facilities charge in fire protection districts and a consumption charge of $4.1286 per 1,000 gallons.

     Tidewater Utilities, Inc. is a wholly owned subsidiary of Middlesex Water Company, (NASDAQ:MSEX) a leading New Jersey water utility established in 1897, serving residents of central New Jersey. Tidewater Utilities, Inc., together with Southern Shores Water Company and Tidewater Environmental Services Inc., are subject to the regulations of the Public Service Commission in Delaware. These companies are also subject to various Federal and State regulatory agencies concerning water quality standards. White Marsh Environmental Systems, Inc. operates small water and wastewater systems under contract on a non-regulated basis in Delaware.

     For more information on Tidewater Utilities, Inc., visit the company's website at www.tuiwater.com.
           ----------------

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               Safe Harbor Statement under the Private Securities
               --------------------------------------------------
                         Litigation Reform Act of 1995:
                         ------------------------------
Certain matters discussed in this press release are "forward-looking statements"
 intended to qualify for safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. Such statements address future plans, objectives, expectations and events concerning various matters such as capital expenditures, earnings, litigation, growth potential, rate, regulatory matters, liquidity, capital resources and accounting matters. Actual results in each case could differ materially from those currently anticipated in such statements. The
       Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
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